Exhibit 10.19(b)

FIRST AMENDMENT

TO

AVIS BUDGET GROUP, INC. NON-EMPLOYEE

DIRECTORS DEFERRED COMPENSATION PLAN

Avis Budget Group, Inc. (“Avis”) adopted the Avis Budget Group, Inc. Non-Employee Directors Deferred Compensation Plan (formerly known as Cendant Corporation 1999 Non-Employee Directors Deferred Compensation Plan) (the “Plan”) and amended and restated the Plan as of January 1, 2007. The Firm now desires to further amend the Plan.

NOW, THEREFORE, the Plan is amended as follows, effective February 1, 2010:

1.	Section 9 is amended to read as follows:

For Fees deferred prior to February 1, 2010, each Director (or his or her beneficiary) will receive a distribution of these Fees and any applicable dividends or adjustments in the form of shares of Avis Stock, on the date which is seven months immediately following the date upon which such Director is no longer a member of the Avis Board of Directors for any reason. Distributions shall not occur prior to or following such date under any circumstances. For Fees deferred on or after February 1, 2010, each Director (or his or her beneficiary) will receive a distribution of these Fees and any applicable dividends or adjustments in the form of shares of Avis Stock, as soon as administratively practical after the date upon which such Director is no longer a member of the Avis Board of Directors for any reason. If applicable, each Director (or his or her beneficiary) will also receive a distribution of his or her account (including units deferred prior to the date of any amendment to the Plan), in the form of shares of Wyndham Corporation stock, on the date which is seven months immediately following the date upon which such Director is no longer a member of Avis’s Board of Directors for any reason.

The number of shares of Avis Stock payable to a Director upon distribution will equal the number of Avis Share Units held in such Director’s account as of the date of such distribution. The number of shares of Wyndham Worldwide Corporation stock payable to a Director upon distribution will equal the number of Wyndham Worldwide Corporation common stock units held in such Director’s account as of the date of such distribution. The Committee may, in its sole discretion, provide a Director an election to receive a cash distribution equal in value to the Wyndham Worldwide Corporation stock which would otherwise be distributable.

IN WITNESS WHEREOF, Avis Budget Group, Inc. has caused these presents to be executed by its duly authorized representative this 28th day of January 2010.

Avis Budget Group, Inc.

By:	/s/ Jean M. Sera